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                                                                    EXHIBIT 23.3

                      [LETTERHEAD OF RYDER SCOTT COMPANY]

                         CONSENT OF RYDER SCOTT COMPANY

To the Board of Directors of 3DX Technologies Inc.:

    We hereby consent to the inclusion of our report dated October 22, 1996 relating to the estimate of reserves, future production and income attributable to certain leasehold interests of 3DX Technologies Inc. (the "Company"), as of September 30, 1996, in the Company's Registration Statement on Form S-1 and the prospectus incorporated therein, and all references to our firm therein.

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS


Houston, Texas
December 19, 1996